Exhibit 99.5
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Antonio Carrillo
Vice President and Group President, Energy Equipment Group
July 29, 2010
Thank you Steve, and good morning!
During the second quarter, our wind tower business secured some new orders. Our backlog is stable at around $1.1 billion and extends into 2013.
The economics of wind energy continue to be challenged by a variety of issues. As a result, additional wind farm projects have been delayed. As Tim mentioned, we continue to adjust our production schedule to accommodate customers. This on-going reshuffling is making it difficult to predict results. We are concentrating on staying flexible and responsive to customer requirements while maintaining sufficient capacity to handle new customer demand when it develops.
Our other businesses saw demand stabilize for most of their products during the second quarter and their backlogs began to grow. The one exception is products related to the housing market.
Demand in this market continues to be weak.
In July, Hurricane Alex caused significant damage to the highway system in Mexico, negatively impacting our operations there. Our team did a great job in finding alternatives to minimize the impact of this storm and our plants were fully operational within days.
I will now turn the call over to Bill for his comments.